Exhibit 99.1

Interval Leisure Group Reports Third Quarter 2010 Results

MIAMI, November 4, 2010 (Businesswire) — Interval Leisure Group (Nasdaq:IILG) (“ILG”) today announced results for the three months ended September 30, 2010.

THIRD QUARTER 2010 HIGHLIGHTS

•	ILG generated diluted earnings per share of $0.16, a 14.3% increase from 3Q 2009.

•	Year over year, third quarter 2010 consolidated revenue increased 2.8%; Consolidated EBITDA increased by 4.9%.

•	The Interval segment delivered revenue of $83.6 million; Average revenue per member increased 4.5% from the same period in 2009.

•	Aston reported improved results in management fee revenue, RevPAR, ADR and occupancy.

•	Free cash flow was $58.8 million for the first nine months of 2010.

“Interval Leisure Group reported a resoundingly positive quarter with revenue and EBITDA growth coming from both segments. Interval International continued to add new resort affiliations and renew our existing contracts. Additionally, we greatly expanded our relationships with Spinnaker Resorts and Grand Crowne Resorts, both multi-site vacation ownership developers. Once again, average revenue per member and transaction fee revenue increased from last year,” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “Aston is turning around. Management fees improved by nearly 16% from a year ago as we are seeing a positive contribution from the mainland and a more favorable Hawaiian market. ILG consolidated EBITDA growth for the quarter reflects these top-line improvements and continued cost control in both operating segments.”

Financial Summary & Operating Metrics (in millions, except per share amounts and percentages)

	Three Months Ended September 30,		Quarter Over Quarter
Metrics	2010	2009	Change
Revenue	$100.5	$97.8	2.8%
Interval revenue	$83.6	$83.3	0.4%
Aston revenue	$16.8	$14.5	16.4%
Gross profit	$69.3	$67.5	2.6%
Net income attributable to common stockholders	$9.3	$8.1	14.2%
Diluted EPS	$0.16	$0.14	14.3%
EBITDA*	$36.6	$34.9	4.9%

Balance sheet data	September 30, 2010	December 31, 2009
Cash and cash equivalents	$189.1	$160.0
Debt	$367.0	$395.3

	Nine Months Ended September 30,
Cash flow data	2010	2009
Net cash provided by operating activities	$71.7	$66.2
Free cash flow*	$58.8	$54.6

* “EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

Discussion of Results

Third Quarter 2010 Consolidated Operating Results

Consolidated revenue for the third quarter ended September 30, 2010 was $100.5 million, compared to $97.8 million for the third quarter of 2009. Consolidated revenue was comprised of 83% and 17% from Interval and Aston, respectively.

Net income attributable to common stockholders for the three months ended September 30, 2010 was $9.3 million, an increase of 14.2% from $8.1 million for the same period of 2009.  Diluted earnings per share were $0.16 compared to $0.14 for the same period of 2009.

EBITDA was $36.6 million for the quarter ended September 30, 2010, compared to EBITDA of $34.9 million for the same period of 2009, representing an increase of 4.9%.

Business Segment Results

Interval

Interval’s revenue for the three months ended September 30, 2010 was $83.6 million, increasing 0.4% over the comparable period in 2009.  Third quarter of 2010 membership fee revenue was $32.4 million, a decrease of 2.0% and transaction revenue was $45.1 million, an increase of 3.6% when compared to the same period of 2009. Total active members at September 30, 2010 were approximately 1.8 million, a decrease of 2.8% over total active members at September 30, 2009, reflecting stable retention at approximately 88% and the entry of fewer new members from developer point of sale during the 12 month period.

Average revenue per member for the third quarter of 2010 increased 4.5% to $44.02 from the third quarter of 2009. The increase in average revenue per member was largely attributable to an increase in transaction revenue from both exchange and getaway related revenue.

Interval’s EBITDA was $34.6 million in the third quarter representing an increase of 2.1% over the segment’s EBITDA of $33.8 million in the third quarter of 2009. This increase was due primarily to a $1.0 million increase in gross profit and a decrease of $0.2 million in selling and marketing expenses, offset by an increase of $0.4 million in general and administrative expenses, in each case excluding non-cash compensation expense. The increase in general and administrative expenses was in part due to an unfavorable variance of $0.7 million in operating currency impact resulting from foreign currency remeasurements of operating assets and liabilities primarily related to our Euro-denominated Value Added Tax liabilities.

Interval segment revenue and EBITDA in constant currency for the third quarter of 2010 were essentially unaffected by foreign currency translations.

Aston

Aston’s revenue for the three months ended September 30, 2010 was $16.8 million, an increase of 16.4% from the comparable period of 2009.  Management fee revenue for the third quarter of 2010 was $6.1 million, an increase of 15.9% from the third quarter of 2009.  Aston revenue for the third quarter included $10.8 million of pass-through revenue.

The increase in Aston management fee revenue was primarily driven by an increase in revenue per available room (“RevPAR”) and positive contributions from the mainland during the quarter. RevPAR for the quarter ended September 30, 2010 was $99.74 compared to $89.37 for the same period in 2009, an increase of 11.6%, resulting from both a higher average daily rate and improved occupancy rates.  For Aston’s managed properties in Hawaii, RevPAR for the third quarter of 2010 increased 12.8% from the comparable period of 2009 to $100.77, primarily due to an increase in occupancy partly related to a decrease in available room nights, and an increase of 3.2% in average daily rate.

Aston reported EBITDA of $2.0 million in the third quarter of 2010, an increase of 98.4% from EBITDA of $1.0 million in the prior year period.

Capital Resources and Liquidity

As of September 30, 2010, ILG’s cash and cash equivalents totaled $189.1 million, compared to $160.0 million as of December 31, 2009.  The Company’s total debt outstanding, which was incurred in connection with the spin-off from IAC, was $367.0 million, net of unamortized bond discount, as of September 30,

2010.  During the third quarter, the Company made a $10 million voluntary prepayment of principal on its term loan.

For the first nine months of 2010, ILG’s capital expenditures totaled $12.9 million, or 4.1% of revenue, net cash provided by operating activities was $71.7 million and free cash flow (defined below) was $58.8 million. Total interest paid, net of amounts capitalized, during the nine-month period was $30.3 million.

Presentation of Financial Information

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, EBITDA (with certain additional add-backs) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies, however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

Conference Call

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the third quarter 2010, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (866) 322-1501 (toll-free domestic) or (706) 679-2585 (international); conference ID: 17834706 or password: Interval.  Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s Web site at www.iilg.com. The replay can be accessed at (800) 642-1687 (toll-free domestic) or (706) 645-9291 (international); conference ID: 17834706. The webcast will be archived on ILG’s Web site for 90 days after the call.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry.

Its principal business segment, Interval, has been serving the vacation ownership market for more than 34 years. Interval operates mainly through Interval International, a membership-based organization that offers a comprehensive array of year-round benefits, including the opportunity to exchange the use of shared ownership vacation time. Today, Interval’s primary vacation network comprises more than 2,500 resorts in over 75 nations. Through offices in 14 countries, Interval offers high-quality products and benefits to resort clients and approximately 2 million families who are enrolled in various membership programs.

ILG’s other business segment is Aston which traces its roots in lodging back 60 years. Through a portfolio of approximately 4,700 units, Aston Hotels & Resorts and Maui Condo and Home provide hotel and resort management and vacation rental services to vacationers and property owners primarily in the Hawaiian Islands.

ILG is headquartered in Miami, Florida, and has more than 2,500 employees worldwide.

More information about the Company is available at www.iilg.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for, or insolvency or consolidation of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns, such as pandemics; changes in our senior management; regulatory changes; our ability to compete effectively; the effects of our significant indebtedness and our compliance with the terms thereof; adverse events or trends in key vacation destinations; business interruptions in connection with the rearchitecture of our technology systems and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Revenue	$100,488	$97,757	$315,928	$311,252
Cost of sales	31,175	30,224	96,878	96,284
Gross profit	69,313	67,533	219,050	214,968
Selling and marketing expense	12,533	12,799	39,189	39,327
General and administrative expense	22,802	22,463	66,023	64,341
Amortization expense of intangibles	6,575	6,501	19,725	19,462
Depreciation expense	2,644	2,701	7,693	7,358
Operating income	24,759	23,069	86,420	84,480
Other income (expense):
Interest income	120	183	323	780
Interest expense	(8,847)	(9,359)	(27,031)	(28,294)
Other expense, net	(702)	(439)	(995)	(1,269)
Total other expense, net	(9,429)	(9,615)	(27,703)	(28,783)
Earnings before income taxes and noncontrolling interest	15,330	13,454	58,717	55,697
Income tax provision	(6,038)	(5,317)	(22,695)	(22,121)
Net income	9,292	8,137	36,022	33,576
Net loss attributable to noncontrolling interest	—	2	3	1
Net income attributable to common stockholders	$9,292	$8,139	$36,025	$33,577

Earnings per share attributable to common stockholders:
Basic	$0.16	$0.14	$0.63	$0.60
Diluted	$0.16	$0.14	$0.63	$0.59
Weighted average number of common stock outstanding:
Basic	56,993	56,424	56,835	56,371
Diluted	57,722	57,214	57,631	56,882

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$189,051	$160,014
Deferred membership costs	14,315	14,433
Prepaid income taxes	7,263	5,221
Other current assets	68,577	67,080
Total current assets	279,206	246,748
Goodwill and intangible assets, net	599,467	619,191
Deferred membership costs	20,604	21,411
Other non-current assets	79,929	71,231
TOTAL ASSETS	$979,206	$958,581

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$8,644	$11,672
Deferred revenue	100,528	96,541
Current portion of long-term debt	—	—
Other current liabilities	60,282	66,074
Total current liabilities	169,454	174,287
Long-term debt, net of current portion	366,966	395,290
Deferred revenue	132,079	134,236
Other long-term liabilities	91,159	77,970
Redeemable noncontrolling interest	419	422
TOTAL STOCKHOLDERS’ EQUITY	219,129	176,376
TOTAL LIABILITIES AND EQUITY	$979,206	$958,581

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2010	2009
	(In thousands)
Cash flows from operating activities:
Net income	$36,022	$33,576
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	19,725	19,462
Amortization of debt issuance costs	1,834	2,080
Depreciation expense	7,693	7,358
Accretion of original issue discount	1,676	1,500
Non-cash compensation expense	7,638	6,785
Deferred income taxes	3,770	17,269
Excess tax benefits from stock-based awards	(966)	—
Changes in assets and liabilities	(5,722)	(21,871)
Net cash provided by operating activities	71,670	66,159
Cash flows from investing activities:
Changes in restricted cash	372	1,135
Capital expenditures	(12,872)	(11,608)
Net cash used in investing activities	(12,500)	(10,473)
Cash flows from financing activities:
Principal payments on term loan	(30,000)	(26,250)
Other, net	(944)	(789)
Net cash used in financing activities	(30,944)	(27,039)
Effect of exchange rate changes on cash and cash equivalents	811	4,471
Net increase in cash and cash equivalents	29,037	33,118
Cash and cash equivalents at beginning of period	160,014	120,277
Cash and cash equivalents at end of period	$189,051	$153,395

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$30,276	$33,326
Income taxes, net of refunds	$20,839	$21,342

Operating Statistics

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	% Change	2009	2010	% Change	2009
Interval
Total active members at end of period (000’s)	1,812	(2.8)%	1,864	1,812	(2.8)%	1,864
Average revenue per member	$44.02	4.5%	$42.11	$140.87	4.1%	$135.27

Aston
Available room nights (000’s)	421	5.5%	399	1,221	4.7%	1,166
RevPAR	$99.74	11.6%	$89.37	$94.51	(0.2)%	$94.65

Additional Data

	Three Months Ended September 30,			Nine Months Ended September 30,
	2010	% Change	2009	2010	% Change	2009
	(Dollars in thousands)			(Dollars in thousands)
Interval
Transaction revenue	$45,064	3.6%	$43,489	$152,343	1.7%	$149,801
Membership fee revenue	32,379	(2.0)%	33,048	97,288	(1.9)%	99,169
Ancillary member revenue	2,358	(0.8)%	2,376	6,735	0.6%	6,696
Total member revenue	79,801	1.1%	78,913	256,366	0.3%	255,666
Other revenue	3,848	(12.1)%	4,377	12,006	1.4%	11,843
Total revenue	$83,649	0.4%	$83,290	$268,372	0.3%	$267,509

Aston
Management fee revenue	$6,071	15.9%	$5,236	$16,389	(1.0)%	$16,553
Pass-through revenue	10,768	16.6%	9,231	31,167	14.6%	27,190
Total revenue	$16,839	16.4%	$14,467	$47,556	8.7%	$43,743
Aston gross margin	22.7%	9.7%	20.7%	20.6%	(9.0)%	22.6%
Aston gross margin without Pass-through Revenue	63.1%	10.2%	57.3%	59.7%	(0.1)%	59.7%

Reconciliations of Non-GAAP Measures

	Nine Months Ended September 30,
	2010	% Change	2009
	(Dollars in thousands)

Net cash provided by operating activities	$71,670	8.3%	$66,159
Less: Capital expenditures	(12,872)	10.9%	(11,608)
Free cash flow	$58,798	7.8%	$54,551

	Three Months Ended September 30,
	2010			2009
	Interval	Aston	Consolidated	Interval	Aston	Consolidated
	(Dollars in thousands)

EBITDA	$34,563	$2,008	$36,571	$33,848	$1,012	$34,860
Amortization expense of intangibles	5,257	1,318	6,575	5,265	1,236	6,501
Depreciation expense	2,426	218	2,644	2,504	197	2,701
Non-cash compensation expense	2,406	187	2,593	2,425	164	2,589
Operating income (loss)	$24,474	$285	24,759	$23,654	$(585)	23,069
Interest income			120			183
Interest expense			(8,847)			(9,359)
Other non-operating expense, net			(702)			(439)
Income tax provision			(6,038)			(5,317)
Net income			9,292			8,137
Net loss attributable to noncontrolling interest			—			2
Net income attributable to common stockholders			$9,292			$8,139

	Nine Months Ended September 30,
	2010			2009
	Interval	Aston	Consolidated	Interval	Aston	Consolidated
	(Dollars in thousands)

EBITDA	$117,404	$4,072	$121,476	$113,740	$4,345	$118,085
Amortization expense of intangibles	15,771	3,954	19,725	15,754	3,708	19,462
Depreciation expense	7,069	624	7,693	6,755	603	7,358
Non-cash compensation expense	7,072	566	7,638	6,380	405	6,785
Operating income (loss)	$87,492	$(1,072)	86,420	$84,851	$(371)	84,480
Interest income			323			780
Interest expense			(27,031)			(28,294)
Other non-operating expense, net			(995)			(1,269)
Income tax provision			(22,695)			(22,121)
Net income			36,022			33,576
Net loss attributable to noncontrolling interest			3			1
Net income attributable to common stockholders			$36,025			$33,577

Glossary of Terms

Ancillary Member Revenue - Other member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of active members during the applicable period.

Constant Currency - Represents current period results of operations determined by translating our functional currency results to U.S. dollars (our reporting currency) using the actual blended rate of translation from the comparable prior period.

EBITDA - Net income, excluding, if applicable (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense of intangibles, (4) goodwill and asset impairments, (5) income taxes, (6) interest income and interest expense and (7) other non-operating income and expense. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with Aston’s management of the properties that are included in both revenue and cost of sales and that are passed on to the property owners without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue - Transactional and service fees paid primarily for Interval Network exchanges, Getaways, and reservation servicing.

CONTACT: Interval Leisure Group

Investor Contact:

Jennifer Klein, Investor Relations

305-925-7302

Jennifer.Klein@iilg.com

Media Contact:

Christine Boesch, Corporate Communications

305-925-7267